UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2018

Rapid7, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37496	35-2423994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Summer Street, Boston, Massachusetts		02110
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 247-1717

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01	Other Events.

On March 13, 2018, Rapid7, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with each of the stockholders of the Company named therein (the “Selling Stockholders”), and Barclays Capital Inc. as the underwriter (the “Underwriter”), relating to a public offering of 2,000,000 shares of the Company’s common stock, par value $0.01 per share, by the Selling Stockholders. The price to the public in the offering was $26.25 per share and the Underwriter agreed to purchase the shares from the Selling Stockholders pursuant to the Underwriting Agreement at a price of $25.79 per share. The Company did not receive any proceeds from the sale of the shares. The closing of the offering is expected to occur on March 16, 2018, subject to customary closing conditions.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company and the Selling Stockholders, customary conditions to closing, indemnification obligations of the Company, the Selling Stockholders and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by such parties.

The offering is being made pursuant to the Company’s registration statement on Form S-3 (Registration Statement No. 333-218189), previously filed with the Securities and Exchange Commission (“SEC”) and declared effective by the SEC on June 2, 2017, and a prospectus supplement thereunder. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K. The foregoing description of the terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

On March 13, 2018, the Company issued a press release announcing the commencement of the offering and a press release announcing the pricing of the offering. Copies of these press releases are attached to this Current Report on Form 8-K as Exhibits 99.1 and 99.2, respectively.

Forward-Looking Statements

Statements in this Current Report on Form 8-K that are not strictly historical in nature, including statements regarding the Company’s expectations with respect to the closing of the offering, are forward-looking statements. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including market risks and uncertainties and risks relating to the satisfaction of customary closing conditions for an offering of securities. For a discussion of these and other factors, please refer to the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 13, 2018, by and among Rapid7, Inc., the Selling Stockholders and Barclays Capital Inc.

99.1	Press Release, dated March 13, 2018

99.2	Press Release, dated March 13, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rapid7, Inc.

Dated: March 15, 2018	By:	/s/ Jeff Kalowski
Jeff Kalowski
Chief Financial Officer